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                                                                    EXHIBIT 10.5

                               AMENDMENT NO. 3 TO
                        HYSEQ, INC. NON-EMPLOYEE DIRECTOR
                                STOCK OPTION PLAN

     WHEREAS, the Board of Directors and the Stockholders of Hyseq, Inc. has approved that certain Amendment No. 3 to the Hyseq, Inc. Non-Employee Director Stock Option Plan (the "Plan"), to become effective with respect to all Initial and Subsequent Option grants made on or after May 23, 2000. All Initial Options and Subsequent Options granted prior to the effective date of this Amendment No. 3 shall continue to be governed by the terms of the Plan as in existence prior to the effective date of this Amendment No. 3.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1.   Article 2.1 shall be amended to read as follows:

          Effective on the date on which a director first becomes a member of the Board of Directors of the Company, commencing with directors who first become members on or after May 23, 2000 ("New Directors"), each New Director who satisfies the conditions set forth in Section 1.3 will automatically be awarded a stock option (an "Initial Option" or the "Initial Options") under the Plan to purchase a number of shares of Common Stock (subject to adjustment pursuant to Section 3.2) equal to the lesser of (i) the number determined by dividing $200,000 by the Fair Market Value of a share of Common Stock (as determined pursuant to Section 3.6(a) of the Plan) as of the date the Initial Option is granted, or (ii) 10,000. Commencing with the Annual Meeting of the Stockholders held in 2000, effective on the date of each Annual Meeting of the Stockholders, each director of the Company then in office who satisfies the conditions set forth in Section 1.3, will automatically be awarded a stock option (a "Subsequent Option" or the "Subsequent Options") to purchase a number of shares of Common Stock (subject to adjustment pursuant to Section 3.2) equal to the lesser of (i) the number determined by dividing $200,000 by the Fair Market Value of a share of Common Stock (as determined pursuant to Section 3.6(a) of the Plan) as of the date the Subsequent Option is granted, or (ii) 10,000; provided, however, that a director who is granted an Initial Option at an Annual Meeting of the Stockholders shall not be entitled to receive his or her first Subsequent Option until the next Annual Meeting of the Stockholders. (Collectively, the Subsequent Option(s) and the Initial Option(s) may be referred to herein as an "Option" or "Options".)

     2.   Article 2.4(c) shall be amended to read as follows:

          c. With respect to Initial Options granted prior to May 23, 2000, one half of the Participant's Initial Option shall be exercisable on the date of grant and one fourth of the Initial Option shall become exercisable on the date of the Annual Meeting of the Stockholders held in each of the two years following the year in which the Participant receives the Initial Option. For Initial Options granted on or after May 23, 2000, the Participant's Initial Option shall be exercisable as follows: Fifty percent (50%) of the Initial Option shall be exercisable on the first anniversary of the date of grant and the remaining fifty percent (50%) of the Initial Option shall become exercisable on the second anniversary of the date of grant. All Initial Options shall be exercisable until the tenth anniversary of the date of grant. Each director's first Subsequent Option shall vest on the later of (i) the first anniversary of the date on which the New Director becomes a member of the Company's Board of Directors, or (ii) the grant date of the Subsequent Option. All other Subsequent Options shall become exercisable on the date of grant (the date of each Annual Meeting.) Subsequent Options shall be exercisable until the tenth anniversary of the date on which the Subsequent Option(s) was granted. The foregoing notwithstanding, (i) in the event a Participant's status as a non-employee director ceases as the result of his termination for cause, all of the Participant's outstanding Options shall immediately terminate and (ii) upon the date the Participant ceases to serve as a non employee director of the Company for any reason or for no reason, all vesting of Options under this Plan shall cease.